Exhibit 99.1

Wellgistics Health Announces Pricing of $5 Million Public Offering

Thursday, 25 September 2025 08:01 PM

Topic:

Company Update

TAMPA, FL / ACCESS Newswire / September 25, 2025 / Wellgistics Health, Inc. (NASDAQ:WGRX), a leader in next-generation pharmaceutical distribution, digital prescription routing, and AI-powered hub fulfillment, today announced the pricing of a public offering of 7,142,862 shares of common stock, together with warrants to purchase up to 7,142,862 shares of common stock at a combined public offering price of $0.70 per share and associated warrant. The warrants will have an exercise price of $0.70 per share, will be exercisable upon issuance and will expire five years thereafter. The closing of the offering is expected to occur on or about September 29, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions.

A registration statement on Form S-1 (File No. 333-288932) relating to the offering was declared effective by the Securities and Exchange Commission (the “SEC”) on September 25, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Wellgistics Health

Wellgistics Health, Inc. (NASDAQ:WGRX) delivers medications from manufacturer to patient-faster, smarter, and more affordably. Its integrated platform connects more than 6,500 independent pharmacies and 200+ U.S. manufacturers, offering wholesale distribution, digital prescription routing, and AI-driven hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. As a PBM-agnostic alternative, Wellgistics Health provides compliant, end-to-end solutions designed to restore access, transparency, and trust in U.S. healthcare.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When Wellgistics Health uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, statements regarding Wellgistics Health’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Wellgistics Health’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, market conditions, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of net proceeds from the offering and other risks detailed in our reports and statements filed with the SEC. Investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

Media & Investor Contact

Media:
media@wellgisticshealth.com

Investor Relations:
IR@wellgisticshealth.com

Investor Relations Contact:
Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, NY 10036

Office: (646) 893-5835
Email: info@skylineccg.com

SOURCE: Wellgistics Health, Inc.